EXHIBIT 99.1

FOR IMMEDIATE RELEASE

STURM, RUGER & COMPANY, INC. REPORTS THIRD QUARTER 2012 FULLY DILUTED

EARNINGS OF 88¢ PER SHARE

SOUTHPORT, CONNECTICUT, October 31, 2012--Sturm, Ruger & Company, Inc. (NYSE-RGR), announced today that for the third quarter 2012, the Company reported net sales of $118.2 million and fully diluted earnings of 88¢ per share, compared with net sales of $80.5 million and fully diluted earnings of 56¢ per share in the third quarter of 2011.

For the nine months ended September 29, 2012, net sales were $350.1 million and fully diluted earnings were $2.58 per share. For the corresponding period in 2011, net sales were $235.6 million and fully diluted earnings were $1.55 per share.

The Company also announced today that its Board of Directors declared a dividend of 38.2¢ per share for the third quarter, for shareholders of record as of November 12, 2012, payable on November 26, 2012. This dividend varies every quarter because the Company pays a percent of earnings rather than a fixed amount per share. Effective with the dividend paid in March 2012, the Company increased the percent of quarterly earnings paid out as dividends by 67%. This dividend is approximately 40% of net income.

Chief Executive Officer Michael O. Fifer made the following comments related to the Company’s results:

•	Our earnings increased 62% from the third quarter of 2011, driven by the 47% growth in sales and our ongoing focus on continuous improvement in our operations.

•	New product introductions were a significant component of our sales growth as new product sales represented $130.3 million or 38% of sales in the first nine months of 2012. New product introductions in the first nine months of 2012 included:

o	Ruger American Rifle

o	SR22 pistol

o	10/22 Takedown rifle

o	22/45 Lite pistol

o	Single-Nine revolver

•	Demand for our products outpaced the growth in overall industry demand as measured by the National Instant Criminal Background Check System (“NICS”) background checks (as adjusted by the National Shooting Sports Foundation) for both the third quarter and nine months ended September 29, 2012 as illustrated below:

	Period ended September 29, 2012
	Q3	Nine months
Increase in estimated Ruger Units Sold from Distributors to Retailers	62%	60%

Increase in total adjusted NICS Background Checks	22%	21%

•	Cash generated from operations during the nine months ended September 29, 2012 was $61.8 million. At September 29, 2012, our cash, cash equivalents, and short-term investments totaled $105.1 million, an increase of $24 million from December 2011. Our current ratio is 3.2 to 1 and we have no debt.

•	In the first nine months of 2012, capital expenditures totaled $20.3 million, much of it related to new products and the expansion of production capacity. We expect to invest approximately $25 million for capital expenditures during 2012.

•	In the first nine months of 2012, the Company returned $17.5 million to its shareholders through the payment of dividends. An additional $7.3 million in dividends will be paid to shareholders on November 26, 2012.

•	At September 29, 2012, stockholders’ equity was $174 million, which equates to a book value of $9.08 per share, of which $5.49 per share was cash and equivalents.

Today, the Company filed its Quarterly Report on Form 10-Q for the third quarter of 2012. The financial statements included in this Quarterly Report on Form 10-Q are attached to this press release.

The Quarterly Report on Form 10-Q is available on the SEC website at www.sec.gov and the Ruger website at www.ruger.com/corporate. Investors are urged to read the complete Form 10-Q to ensure that they have adequate information to make informed investment judgments.

About Sturm, Ruger

Sturm, Ruger was founded in 1949 and is one of the nation’s leading manufacturers of high-quality firearms for the commercial sporting market. Sturm, Ruger is headquartered in Southport, CT, with manufacturing facilities located in Newport, NH and Prescott, AZ.

The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

STURM, RUGER & COMPANY, INC.

Condensed Balance Sheets (Unaudited)

(Dollars in thousands, except share data)

	September 29, 2012	December 31, 2011

Assets

Current Assets
Cash and cash equivalents	$75,123	$81,056
Short-term investments	29,973	—
Trade receivables, net	47,474	42,225

Gross inventories	53,517	49,004
Less LIFO reserve	(38,435)	(37,476)
Less excess and obsolescence reserve	(1,712)	(1,311)
Net inventories	13,370	10,217

Deferred income taxes	4,851	5,776
Prepaid expenses and other current assets	1,725	6,968
Total Current Assets	172,516	146,242

Property, plant and equipment	189,137	169,142
Less allowances for depreciation	(126,006)	(116,195)
Net property, plant and equipment	63,131	52,947

Deferred income taxes	1,222	32
Other assets	10,916	7,289
Total Assets	$247,785	$206,510

STURM, RUGER & COMPANY, INC.

Condensed Balance Sheets (Unaudited) (Continued)

(Dollars in thousands, except share data)

	September 29, 2012	December 31, 2011

Liabilities and Stockholders’ Equity

Current Liabilities
Trade accounts payable and accrued expenses	$31,330	$28,592
Product liability	1,005	1,305
Employee compensation and benefits	16,591	14,882
Workers’ compensation	4,433	4,600
Income taxes payable	848	217
Total Current Liabilities	54,207	49,596

Accrued pension liability	19,142	19,082
Product liability accrual	389	441

Contingent liabilities	—	—

Stockholders’ Equity
Common Stock, non-voting, par value $1:
Authorized shares 50,000; none issued	—	—
Common Stock, par value $1:
Authorized shares – 40,000,000 2012 – 23,459,506 issued, 19,160,072 outstanding 2011 – 23,382,566 issued, 19,083,132 outstanding	23,460	23,383
Additional paid-in capital	13,686	10,454
Retained earnings	202,328	168,981
Less: Treasury stock – at cost 2012 – 4,299,434 shares 2011 – 4,299,434 shares	(37,884)	(37,884)
Accumulated other comprehensive loss	(27,543)	(27,543)
Total Stockholders’ Equity	174,047	137,391
Total Liabilities and Stockholders’ Equity	$247,785	$206,510

STURM, RUGER & COMPANY, INC.

Condensed Statements of Income and Comprehensive Income (Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011

Net firearms sales	$116,270	$79,214	$345,203	$232,126
Net castings sales	1,882	1,298	4,854	3,449
Total net sales	118,152	80,512	350,057	235,575

Cost of products sold	75,587	51,385	220,565	153,989

Gross profit	42,565	29,127	129,492	81,586

Operating expenses:
Selling	7,891	6,581	27,998	19,961
General and administrative	7,437	5,659	21,543	15,218
Total operating expenses	15,328	12,240	49,541	35,179

Operating income	27,237	16,887	79,951	46,407

Other income:
Interest expense, net	(18)	(21)	(62)	(54)
Other income, net	319	177	813	466
Total other income, net	301	156	751	412

Income before income taxes	27,538	17,043	80,702	46,819

Income taxes	10,189	6,306	29,860	17,323

Net income and comprehensive income	$17,349	$10,737	$50,842	$29,496

Basic earnings per share	$0.91	$0.57	$2.66	$1.56

Fully diluted earnings per share	$0.88	$0.56	$2.58	$1.55

Cash dividends per share	$0.377	$0.142	$0.913	$0.289

STURM, RUGER & COMPANY, INC.

Condensed Statements of Cash Flows (Unaudited)

(Dollars in thousands)

	Nine Months Ended
	September 29, 2012	October 1, 2011

Operating Activities
Net income	$50,842	$29,496
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	10,151	8,792
Slow moving inventory valuation adjustment	446	(35)
Stock-based compensation	3,317	2,110
Gain on sale of assets	(65)	(82)
Deferred income taxes	(265)	1,376
Changes in operating assets and liabilities:
Trade receivables	(5,249)	(1,856)
Inventories	(3,599)	2,107
Trade accounts payable and accrued expenses	2,571	2,870
Employee compensation and benefits	1,709	1,007
Product liability	(352)	454
Prepaid expenses, other assets and other liabilities	1,656	(4,419)
Income taxes payable	631	1,147
Cash provided by operating activities	61,793	42,967

Investing Activities
Property, plant and equipment additions	(20,315)	(12,209)
Proceeds from sale of assets	65	127
Purchases of short-term investments	(59,966)	(122,978)
Proceeds from maturities of short-term investments	29,993	149,473
Cash provided by (used for) investing activities	(50,223)	14,413

Financing Activities
Tax benefit from exercise of stock options	1,038	3,087
Repurchase of common stock	—	(1,999)
Payment of employee withholding tax related to share-based compensation	(1,045)	(4,782)
Dividends paid	(17,496)	(5,474)
Cash used for financing activities	(17,503)	(9,168)

(Decrease) Increase in cash and cash equivalents	(5,933)	48,212

Cash and cash equivalents at beginning of period	81,056	5,132

Cash and cash equivalents at end of period	$75,123	$53,344